SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 18, 2009

Tri-Valley Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31852	84-0617466
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Blvd., Suite 600

Bakersfield, California 93309

(Address of principal executive office)

Issuer's telephone number: 661-864-0500

Section 5	Corporate Governance and Management

Item 5.02	Appointment of Principal Officers

On May 18, 2009, Tri-Valley Corporation elected Maston N. Cunningham to be its president and chief executive officer, succeeding F. Lynn Blystone who remains chief executive officer and chairman of the board of Tri-Valley and its five subsidiaries. In addition, Tri-Valley director G. Thomas Gamble has been elected vice chairman of the board of directors. A press release announcing the appointment of Mr. Cunningham and election of Mr. Gamble is attached.

Tri-Valley and Mr. Cunningham have entered into a letter agreement concerning his employment, by which Mr. Cunningham will be paid a monthly salary of $15,835 and will receive options to purchase 100,000 shares of Tri-Valley’s common stock which vest incrementally over the next three years. He is also eligible for a company vehicle and will receive the insurance and retirement benefits that are generally available to Tri-Valley employees

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2009	TRI-VALLEY CORPORATION /s/ F. Lynn Blystone
F. Lynn Blystone, Chairman of the Board and Chief Executive Officer